Exhibit 99.2

Allogene Therapeutics Announces Pricing of Public Offering of Common Stock

SOUTH SAN FRANCISCO, Calif., June 1, 2020 – Allogene Therapeutics, Inc. (Nasdaq: ALLO), today announced the pricing of an underwritten public offering of 11,702,128 shares of its common stock at a price to the public of $47.00 per share. The gross proceeds from this offering are expected to be approximately $550.0 million, before deducting underwriting discounts and commissions and estimated offering expenses payable by Allogene. The offering is expected to close on or about June 4, 2020, subject to customary closing conditions. In addition, Allogene has granted the underwriters a 30-day option to purchase up to 1,755,319 additional shares of its common stock at the public offering price, less the underwriting discounts and commissions.

Goldman Sachs & Co. LLC, Jefferies LLC and Cowen and Company, LLC are acting as joint lead book-running managers for the offering. Piper Sandler & Co. is also acting as book-running manager. Canaccord Genuity LLC, William Blair & Company, L.L.C. and Oppenheimer & Co. Inc. are acting as co-lead managers.

The securities described above are being offered by Allogene pursuant to a shelf registration statement (including a prospectus) filed on November 5, 2019 with the Securities and Exchange Commission (SEC), which has become automatically effective. A final prospectus supplement and accompanying prospectus relating to the offering will be filed with the SEC and will be available for free on the SEC's website at http://www.sec.gov. Copies of the final prospectus supplement and accompanying prospectus relating to the offering, when available, may be obtained from: Goldman Sachs & Co. LLC, Attention: Prospectus Department, 200 West Street, New York, NY 10282, or by telephone at (866) 471-2526, or by email at prospectus-ny@ny.email.gs.com; Jefferies LLC, Attention: Equity Syndicate Prospectus Department, 520 Madison Avenue, 2nd Floor, NY 10022, or by telephone at (877) 821-7388, or by email at Prospectus_Department@Jefferies.com; or Cowen and Company, LLC, c/o Broadridge Financial Solutions, Attention: Prospectus Department, 1155 Long Island Avenue, Edgewood, NY 11717, Attention: Prospectus Department, or by telephone at (833) 297-2926, or by email at PostSaleManualRequests@broadridge.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Allogene Therapeutics
Allogene Therapeutics, with headquarters in South San Francisco, is a clinical-stage biotechnology company pioneering the development of allogeneic chimeric antigen receptor T cell (AlloCAR T™) therapies for cancer. Led by a management team with significant experience in cell therapy, Allogene is developing a pipeline of “off-the-shelf” CAR T cell therapy candidates with the goal of delivering readily available cell therapy on-demand, more reliably, and at greater scale to more patients.

Cautionary Note on Forward-Looking Statements
This press release contains forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The press release may, in some cases, use terms such as "predicts," "believes," "potential," "proposed," "continue," "estimates," "anticipates," "expects," "plans," "intends," "may," "could," "might," "will," "should" or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. Forward-looking statements include statements regarding the completion and timing of the public offering. Various factors may cause differences between Allogene’s expectations and actual results as discussed in greater detail in Allogene’s filings with the SEC, including without limitation in its Form 10-Q for the quarter ended March 31, 2020 filed on May 6, 2020. Any forward-looking statements that are made in this press release speak only as of the date of this press release. Allogene assumes no obligation to update the forward-looking statements whether as a result of new information, future events or otherwise, after the date of this press release.

AlloCAR T™ is a trademark of Allogene Therapeutics, Inc.

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Allogene Media/Investor Contact:

Christine Cassiano
Chief Communications Officer
(714) 552-0326
Christine.Cassiano@allogene.com